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                                                                    Exhibit 99.1

                          American Lawyer Media Holdings, Inc.

                             345 Park Avenue South
                               New York, NY 10010

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

May, 14, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, American Lawyer Media, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the March 31, 2002 review was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

                                      Very truly yours,

                                      American Lawyer Media, Inc.



                                      /s/ Stephen C. Jacobs
                                      ------------------------------------------
                                      Stephen C. Jacobs
                                      Vice President and Chief Financial Officer